Exhibit 10.2

AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT, dated as of April 4, 2011 (“Agreement”), by and between Optimus CG II, Ltd. (“Borrower”), and Advaxis, Inc., a Delaware corporation (“Lender”).

WHEREAS, Lender and an affiliate of Borrower have entered into that certain Preferred Stock Purchase Agreement dated as of September 24, 2009 (the “Initial Purchase Agreement”) pursuant to which Lender issued to Borrower a warrant (the “Initial Warrants”) to purchase up to 33,750,000 shares of common stock, $0.001 par value, of Lender (the “Common Stock”);

WHEREAS, on January 5, 2010, March 15, 2010 and May 4, 2010, Borrower issued certain secured promissory notes in favor of Lender (as amended from time to time, the “Initial Notes”) in lieu of the cash payment of the exercise price of the Initial Warrants beneficially owned by Borrower;

WHEREAS, Lender has issued to Borrower a warrant (the “Tranche Closing Warrants”) to purchase up to 2,818,000 shares of Common Stock which provide that Borrower may issue a secured promissory note (the “Tranche Closing Note”) in lieu of the cash payment of the exercise price of the Tranche Closing Warrants;

WHEREAS, Lender and an affiliate of Borrower have entered into that certain Preferred Stock Purchase Agreement dated as of July 19, 2010 (the “Additional Purchase Agreement”, and together with the Initial Purchase Agreement, the “Purchase Agreements”) pursuant to which Lender agreed to issue to Borrower a warrant to purchase up to 40,500,000 shares of Common Stock (the “Additional Warrants”);

WHEREAS, on August 2, 2010, September 27, 2010, November 2, 2010, December 15, 2010 and March 1, 2011, Borrower issued certain secured promissory notes in favor of Lender (as amended from time to time, the “Additional Notes”) in lieu of the cash payment of the exercise price of the Additional Warrants;

WHEREAS, Lender, an affiliate of Borrower and Borrower have entered into that certain Amendment No. 1 to the Additional Purchase Agreement dated as of April 4, 2011 (the “Amendment”) pursuant to which Lender agreed to issue to Borrower a warrant to purchase up to 25,560,000 shares of Common Stock (the “New Warrants”, and together with the Initial Warrants, the Tranche Closing Warrants and the Additional Warrants, the “Warrants”);

WHEREAS, to the extent elected by Borrower, in its sole discretion, Lender has agreed to accept one or more secured promissory notes, in the form attached as Appendix 2 to the New Warrants (collectively, the “New Notes”, and together with the Initial Notes, the Tranche Closing Note and the Additional Notes, the “Notes”) in lieu of the cash payment of the exercise price of any of the New Warrants;

WHEREAS, in connection with the amendment and restatement of the Initial Notes in accordance with the terms and conditions of the Additional Purchase Agreement, Borrower and Lender entered into a Security Agreement, dated as of July 19, 2010 (the “Security Agreement”), which amended and restated the grant of security interests in favor of Lender by Borrower provided in the Initial Notes and, upon issuance of the Additional Notes and the Tranche Closing Note, further granted security interests with respect to such Additional Notes and Tranche Closing Note in favor of Lender, in each case as therein provided;

WHEREAS, in connection with the issuance of the New Warrants in accordance with the terms and conditions of the Additional Purchase Agreement as amended by the Amendment, Borrower must execute and deliver to Lender a security agreement in substantially the form hereof; and

WHEREAS, this Agreement amends and restates the grant of security interests in favor of Lender by Borrower provided in the Security Agreement and, upon issuance of any New Notes, further grants security interests with respect to such New Notes in favor of Lender, in each case as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Grant of Security Interest.  Borrower hereby amends and restates the grant of security interests provided in the Security Agreement as provided herein.  Borrower hereby grants to Lender, to secure the payment and performance in full of any indebtedness arising pursuant to the Notes outstanding from time to time (the “Obligations”), a security interest in and so pledges all of Borrower’s right, title, and interest in and to all of the following (subject to Sections 2 and 3 below), now owned or hereafter acquired or arising (together the “Collateral” and, with respect to the portion of the Collateral that secures any given Note, the “Note Collateral”):

(a)           Publicly traded or otherwise free-trading shares of common stock, preferred stock, bonds, notes and/or debentures (collectively, “Pledged Securities”) with a fair market value both on the date hereof and on the date of issuance of each Note at least equal to the principal amount of the Notes then outstanding, based upon the trading price of such securities on (i) the Pink Sheets, the OTCQB Marketplace or the OTC Bulletin Board, if applicable or (ii) otherwise, the fair market value of such Pledged Securities as reasonably set forth on the books and records of Borrower;

(b)           all rights of Borrower with respect to or arising out of the Pledged Securities, including voting rights, and all equity and debt securities and other property distributed or distributable with respect thereto as a result of merger, consolidation, dissolution, reorganization, recapitalization, stock split, stock dividend, reclassification, exchange, redemption, or other change in capital structure; and

(c)           all proceeds, replacements, substitutions, accessions and increases in any of the Collateral.

2.           Margin Regulations.  Notwithstanding the foregoing, no Pledged Securities or other Collateral shall consist of “Margin Stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States).

3.           Replacement Securities.  So long as any Obligations remain outstanding, in the event that Borrower sells or disposes of any Pledged Securities or to the extent any securities or other assets that were Collateral hereunder cease to be Collateral pursuant to Section 2 above, Borrower shall promptly provide replacement securities of equal or greater fair market value.

4.           Rights With Respect to Distributions.  So long as no Default (as defined in Section 9 below) shall have occurred and be continuing under any given Note, Borrower shall be entitled to receive any and all dividends and distributions made with respect to the Pledged Securities and any other Note Collateral.  However, upon the occurrence and during the continuance of any such Default, Lender shall have the sole right (unless otherwise agreed by Lender) to receive and retain dividends and distributions and apply them to the outstanding balance of the Note under which the Default has occurred or hold them as Note Collateral, at Lender’s election.

5.           Voting Rights.  So long as no Default shall have occurred and be continuing under any given Note, Borrower shall be entitled to exercise all voting rights pertaining to the Pledged Securities and any other Note Collateral.  However, upon the occurrence and during the continuance of any Default, all rights of Borrower to exercise the voting rights that Borrower would otherwise be entitled to exercise with respect to the Note Collateral shall cease and (unless otherwise agreed by Lender) all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to exercise such rights.

6.           Financing Statement; Further Assurances.  Borrower agrees, concurrently with executing this Agreement, that Lender may file a UCC-1 financing statement relating to the Note Collateral in favor of Lender, and any similar financing statements in any jurisdiction in which Lender reasonably determines such filing to be necessary.  Borrower further agrees that after any Default, provided that such Default remains uncured for at least a period of twenty calendar days after Borrower’s receipt of written notice of such Default from Lender, and at any time and from time to time thereafter until such Default has been cured, Borrower shall promptly execute and deliver all further instruments and documents that Lender may request in order to perfect and protect the security interest granted hereby, or to enable Lender to exercise and enforce its rights and remedies with respect to any Note Collateral, including, without limitation, requiring delivery of the Note Collateral to Lender to hold as secured party.

7.           Powers of Lender.  Borrower hereby appoints Lender as Borrower’s true and lawful attorney-in-fact to perform any and all of the following acts, which power is coupled with an interest, is irrevocable until the Obligations are paid and performed in full, and may be exercised from time to time by Lender in its discretion:  To take any action and to execute any instrument which Lender may deem reasonably necessary or desirable to accomplish the purposes of this Section 7 and, more broadly, this Agreement including, without limitation:  (i) to exercise voting and consent rights with respect to Note Collateral in accordance with this Agreement, (ii) during the continuance of any Default, to receive, endorse and collect all instruments or other forms of payment made payable to Borrower in respect of the Note Collateral or any part thereof and to give full discharge for the same, (iii) to perform or cause the performance of any obligation of Borrower hereunder in Borrower’s name or otherwise, (iv) during the continuance of any Default, to liquidate any Note Collateral pledged to Lender hereunder and to apply proceeds thereof to the payment of the Obligations or to place such proceeds into a cash collateral account or to transfer the Note Collateral into the name of Lender, all at Lender’s sole discretion, (v)  to enter into any extension, reorganization or other agreement relating to or affecting the Note Collateral, and, in connection therewith, to deposit or surrender control of the Note Collateral, (vi) to accept other property in exchange for the Note Collateral, (vii) to make any compromise or settlement Lender deems desirable or proper, and (viii) to execute on Borrower’s behalf and in Borrower’s name any documents required in order to give Lender a continuing first lien upon the Note Collateral or any part thereof.

8.           No Waiver.  The acceptance by Lender of payment of a portion of any installment when due or an entire installment but after it is due shall neither cure nor excuse the Default caused by the failure of Borrower timely to pay the whole of such installment and shall not constitute a waiver of Lender’s right to require full payment when due of any future or succeeding installments.

9.           Default.  Any one or more of the following shall constitute a default under any Note (each, a “Default”):  (i) a default in the payment when due of any amount under such Note, (ii) Borrower’s refusal to perform any material term, provision or covenant under such Note, (iii) the commencement of any liquidation, receivership, bankruptcy, assignment for the benefit of creditors or other debtor-relief proceeding by or against Borrower, or subject to Sections 2 and 3 of this Agreement, the Note Collateral is transferred by Borrower without being replaced by Pledged Securities of equal or greater fair market value on the date of transfer, and (iv) the levying of any attachment, execution or other process against Borrower, or, subject to Sections 2 and 3 of this Agreement, the Note Collateral or any material portion thereof.

10.         Default Rights.

(a)           Upon the occurrence of any material non-monetary Default, following 30 days notice from Lender to Borrower specifying the Default and demanded manner of cure for such non-monetary Default, Lender shall thereupon and thereafter have any and all of the rights and remedies to which a secured party is entitled after a Default under the applicable Uniform Commercial Code, as then in effect.

(b)           In addition to its other rights and remedies, Borrower agrees that, upon the occurrence of any Default under any given Note, Lender may in its sole discretion do or cause to be done any one or more of the following:

(i)
Proceed to realize upon the Note Collateral or any portion thereof as provided by law, and without liability for any diminution in price which may have occurred, sell the Note Collateral or any part thereof, in such manner, whether at any public or private sale, and whether in one lot as an entirety, or in separate portions, and for such price and other terms and conditions as is commercially reasonable given the nature of the Note Collateral.

(ii)	If notice to Borrower is required, give written notice to Borrower at least ten days before the date of sale of the Note Collateral or any portion thereof.

(iii)	Transfer all or any part of the Note Collateral into Lender’s name or in the name of its nominee or nominees.

(iv)
Vote all or any part of the Note Collateral (whether or not transferred into the name of Lender) and give all consents, waivers and ratifications in respect of the Note Collateral and otherwise act with respect thereto, as though Lender were the outright owner thereof.

(c)           Borrower acknowledges that all or part of foreclosure of the Note Collateral may be restricted by state or federal securities laws, Lender may be unable to effect a public sale of all or part of the Note Collateral, that a public sale is or may be impractical and inappropriate and that, in the event of such restrictions, Lender thus may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Note Collateral for their own account, for investment and not with a view to its distribution or resale.  Borrower agrees that if reasonably necessary Lender may resort to one or more sales to a single purchaser or a restricted or limited group of purchasers.  Lender shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it.

(d)           If, in the opinion of Lender based upon written advice of counsel, any consent, approval or authorization of any federal, state or other governmental agency or authority should be necessary to effectuate any sale or other disposition of any Note Collateral, Borrower shall execute all such applications and other instruments as may reasonably be required in connection with securing any such consent, approval or authorization, and will otherwise use its commercially reasonable efforts to secure the same.

(e)           The rights, privileges, powers and remedies of Lender shall be cumulative, and no single or partial exercise of any of them shall preclude the further or other exercise of any of them.  Any waiver, permit, consent or approval of any kind by Lender of any Default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.  Any proceeds of any disposition of the Note Collateral, or any part thereof, may be applied by Lender to the payment of expenses incurred by Lender in connection with the foregoing, and the balance of such proceeds shall be applied by Lender toward the payment of the Obligations.

11.         Attorney Fees.  The prevailing party in any action by Lender to collect any amounts due under this Agreement and/or the Notes shall be entitled to recover its reasonable attorneys fees and costs.

12.         Entire Agreement, Amendments; Etc.  THIS AGREEMENT, TOGETHER WITH THE NOTES, THE WARRANTS AND THE PURCHASE AGREEMENTS AND THE OTHER TRANSACTION DOCUMENTS (AS DEFINED IN THE PURCHASE AGREEMENTS), REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES SOLELY WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.  No waiver of any provision of this Agreement, and no consent to any departure by Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided that any party may give a waiver in writing as to itself. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by both Borrower and Lender.

13.         Governing Law; Jurisdiction; Service of Process; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14.         Addresses for Notices.  All notices and other communications provided for hereunder (a) shall be given in the form and manner set forth in the Additional Purchase Agreement and (b) shall be delivered, (i) in the case of notice to Borrower, by delivery of such notice to Borrower at the address specified on the page following the signature page hereto or at such other address as shall be designated by Borrower in a written notice to Lender in accordance with the provisions thereof, and (ii) in the case of notice to Lender, by delivery of such notice to Lender at the address specified on the page following the signature page hereto or at such other address as shall be designated by Lender in a written notice to Borrower in accordance with the provisions thereof.

15.         Termination Date.  This Agreement shall automatically terminate on the later of the date that (i) is three years after the Effective Date of the Additional Purchase Agreement and (ii) no Notes remain outstanding (the “Termination Date”).  Lender agrees that from and after the Termination Date, Lender will, from time to time, at the expense and at the request of Borrower, promptly following any such request of Borrower: (i) deliver to Borrower such termination statements, releases, assignments or other agreements or instruments, in form and substance reasonably satisfactory to Borrower, as Borrower may reasonably request to evidence the termination of this Agreement, the payment or other satisfaction in full of all the Obligations and to evidence, effect or confirm the release and termination of any and all security interests and other liens created hereunder or pursuant to the Notes or otherwise securing the Obligations, and (ii) deliver any Collateral held by Lender to Borrower or, as applicable, instruct the relevant custodian to deliver such Collateral to the Borrower.  Except as provided in Sections 12 through 16, which shall survive the Termination Date, from and after the Termination Date, this Agreement shall be null and void and of no further force and effect.

16.         Miscellaneous.

(a)           This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(b)           Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c)           Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d)           The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement.

(e)           Unless the context of this Agreement  clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection and clause references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).

(f)            This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Borrower may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, intending to be legally bound, Borrower has caused this Agreement to be duly executed as of the date first above written.

OPTIMUS CG II, LTD.

By:	/s/ Terry Peizer
Name: Terry Peizer
Title: Managing Director

Accepted:

ADVAXIS, INC.

By:	/s/ Mark J. Rosenblum
Name: Mark J. Rosenblum
Title: Chief Financial Officer, Senior
Vice President and Secretary

Addresses for Notice

To Lender:

Advaxis, Inc.
The Technology Centre of New Jersey
675 Route 1, Suite 119
North Brunswick, NJ 08902
Fax No.:  (732) 545-1084
Attention: Thomas A. Moore
Email: moore@advaxis.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue
New York, NY 10166
Attention:  Robert H. Cohen, Esq.
Fax No.:  (212) 801-6400
Email:  cohenr@gtlaw.com

To Borrower:

Optimus CG II, Ltd.
Cricket Square, Hutchins Drive
Grand Cayman, KY1-1111
Cayman Islands
Fax No.: (310) 444-5300
Email: info@optimuscg.com

with a copy (which shall not constitute notice) to:

Luce Forward Hamilton & Scripps LLP
600 West Broadway, Suite 2600
San Diego, California 92101
Attention: S. Elizabeth Foster, Esq.
Fax No.: (619) 645-5361
Email: efoster@luce.com